EXHIBIT 21

                   Subsidiaries of PAR Technology Corporation






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              Name                           State of Incorporation
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          ParTech, Inc. ....................          New York

          PAR Springer-Miller Systems, Inc.           Delaware

          PAR Government Systems Corporation          New York

          Rome Research Corporation ........          New York

          Par Siva Corporation .............          New York

          Ausable Solutions, Inc. ..........          Delaware

          PixelPoint ULC ...................          Canada